EXHIBIT 4.7




                              AMENDMENT 2002-1
                                     TO
                           SCREAMING MEDIA, INC.
                         2000 EQUITY INCENTIVE PLAN

     WHEREAS, ScreamingMedia, Inc. (the "Company") has previously adopted the ScreamingMedia, Inc. Equity Incentive Plan (the "Plan");

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to amend the Plan as provided herein;

     NOW, THEREFORE, in accordance with the Board's authority under Section 19 of the Plan, the Plan is hereby amended as follows:

          1. The first sentence of Section 4(a) of the Plan is amended in its entirety to read as follows:

          The maximum number of shares of Common Stock reserved for issuance under the Plan shall be 6,000,000 shares (subject to adjustment as provided herein).

          2. Section 4(a) of the Plan is amended to insert the following as a new second and third sentence of such section:

          Unless otherwise determined by the Committee, as of the first trading day of each of the Company's fiscal years 2003 through 2007, there shall be reserved for issuance under the Plan an additional number of shares of Common Stock equal to two percent (2%) of the number of shares of Common Stock authorized and outstanding as of such date; PROVIDED, HOWEVER, that with respect to each such date, the number of such additional number of shares shall not exceed 1,000,000. Following such date as they are reserved for issuance under the Plan, such additional shares shall be subject to adjustment as provided herein.

     The effective date of this Amendment 2002-1 is April 18, 2002. Except as herein modified, the Plan shall remain in full force and effect.

                                   SCREAMINGMEDIA, INC.
                                   By: /s/ Francis Sheehan
                                   Name:  Francis Sheehan
                                   Title: General Counsel & Secretary